UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2006

Lpath, Inc.

(Exact name of registrant specified in charter)

Nevada	000-50344	16-1630142
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6335 Ferris Square, Suite A, San Diego, CA  92121

(Address of principal executive offices)  (Zip Code)

(858) 678-0800

Issuer’s Telephone Number

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On January 31, 2006, Lpath Inc. (the “Company”) closed a private equity financing round in the aggregate amount of $636,140 (the “Private Placement”).  Investors in the Private Placement received Units in the Company priced at $1.90 per Unit.  Each Unit consisted of two shares of the Company’s common stock and a warrant to purchase one share of common stock at $1.50 per share.  The Units sold as a result of the Private Placement were purchased by unaffiliated accredited investors (as defined in Rule 501 of Regulations D promulgated under the Securities Act of 1933, as amended), and thus subject to an exemption from registration under the applicable federal securities laws.  Investors in the Private Placement have been granted certain registration rights with respect to the shares of common stock underlying the Units.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lpath, Inc.

By:	/s/Scott Pancoast
Name: Scott Pancoast
Title: President and Chief Executive Officer
Dated: February 6, 2005